Exhibit 3.1

SEVENTH AMENDED AND RESTATED BYLAWS

of

VEECO INSTRUMENTS INC.

(the “Corporation”)

(Effective January 9, 2023)

1. MEETINGS OF STOCKHOLDERS.

1.1 Annual Meetings. The annual meeting of stockholders shall be held at a time determined by the board of directors (the “Board”).

1.2 Special Meetings. Special meetings of the stockholders may be called by resolution of the Board or by the chief executive officer and shall be called by the chief executive officer or secretary upon the written request (stating the purpose or purposes of the meeting) of a majority of the directors then in office or of the holders of 50% of the outstanding shares entitled to vote. Only business that is specified in the notice of the meeting may be transacted at a special meeting of the stockholders.

1.3 Place and Time of Meetings. Meetings of the stockholders may be held in or outside Delaware at the place and time specified by the Board. The Board may, in its sole discretion, determine that an annual or special meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the Delaware General Corporation Law.

1.4 Notice of Meetings.

(a) Written notice of each meeting of stockholders shall be given to each stockholder entitled to vote at the meeting, except that (a) it shall not be necessary to give notice to any stockholder who submits a signed waiver of notice before or after the meeting, and (b) no notice of an adjourned meeting need be given except when required by law or under Section 1.6 of these bylaws. Each notice of a meeting shall be given, personally or by mail, not less than 10 nor more than 60 days before the meeting and shall state the date, time and place, if any, of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and, unless it is the annual meeting, shall state at whose direction or request the meeting is called and the purposes for which it is called. The attendance of any stockholder at a meeting, without protesting at the beginning of the meeting that the meeting is not lawfully called or convened, shall constitute a waiver of notice by him.

(b) Notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his, her or its address as it appears on the records of the Corporation.

(c) Except as otherwise prohibited by the Delaware General Corporation Law and without limiting the foregoing, any notice to stockholders given by the Corporation under any provision of the Delaware General Corporation Law, the certificate of incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to (and not properly revoked by written notice to the Corporation) by the stockholder to whom the notice is given, to the extent that such consent is required by the Delaware General Corporation Law. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (x) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent and (y) such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent of the Corporation, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Any such electronic notice shall be deemed given (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder.

(d) For the purposes of these bylaws, an “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

(e) Except as otherwise prohibited under the Delaware General Corporation Law and without limiting the manner by which notice otherwise may be given to stockholders, any notice to stockholders given by the Corporation under any provision of the Delaware General Corporation Law, the certificate of incorporation or these bylaws may be given by a single written notice to stockholders who share an address if consented to by the stockholders at the address to whom such notice is given. Such consent shall have been deemed to have been given if a stockholder fails to object in writing to the Corporation within sixty (60) days of having been given written notice by the Corporation of its intention to send the single notice in accordance with this Section 1.4(e). Any such consent shall be revocable by the stockholders by written notice to the Corporation.

(f) An affidavit of the secretary or an assistant secretary of the Corporation or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

1.5 Nature of Business at Meetings of Stockholders.

(a) No General Business (as defined below) may be transacted at an annual or special meeting of stockholders, other than General Business that is either (i) properly brought before the meeting by the Corporation and specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (ii) otherwise properly brought before the meeting by or at the direction of the Board (or any duly authorized committee thereof) or (iii) otherwise properly brought before the meeting by any stockholder of the Corporation who (A) is a stockholder of record on the date of the giving of the notice provided for in this Section 1.5 and at the time of the meeting, (B) is entitled to vote at such meeting, and (C) complies with this Section 1.5. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose General Business to be brought before an annual or special meeting of stockholders.

(b) “General Business” is defined as any business brought before a meeting of stockholders other than director nominations. Matters pertaining to director nominations are governed by Section 2.2 of these bylaws.

(c) In addition to any other applicable requirements, for General Business to be properly brought before an annual or special meeting by a stockholder, such stockholder must (i) have given timely notice thereof in proper written form to the secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 1.5.

(d) In the case of an annual meeting, to be timely, a stockholder’s notice to the secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or sixty (60) days after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. In the case of a special meeting, to be timely, a stockholder’s notice to the secretary must be so received at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the special meeting was mailed or such public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of timely notice as described above.

(e) To be in proper form for purposes of this Section 1.5, a stockholder’s notice to the secretary shall set forth:

(i) Stockholder Information: As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records), (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future and (C) a representation that such Proposing Person is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such General Business (the disclosures to be made pursuant to the foregoing clauses (A) through (C) being referred to herein as “Stockholder Information”);

(ii) Information Regarding Disclosable Interests: As to each Proposing Person, (A) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of the Corporation, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the Corporation, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the Corporation (“Synthetic Equity Interests”), which such Synthetic Equity Interests shall be disclosed without regard as to whether (x) such derivative, swap or other transactions convey any voting rights in such shares to such Proposing Person, (y) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares or (z) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions (“Hedge Transactions”), (B) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of the Corporation, (C) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of the Corporation, or that provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Corporation (“Short Interests”), (D) any rights to dividends on the shares of any class or series of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (E) any performance related fees (other than an asset based fee) that such Proposing Person is entitled to based on any increase or decrease in the price or value of shares of any class or series of the Corporation, or any Synthetic Equity Interests or Short Interests, if any, (F) any Hedge Transactions and (G) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the General Business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (G) being referred to herein as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner; and

(iii) Description of Proposed General Business. As to each item of General Business that the stockholder proposes to bring before an annual or special meeting, (A) a reasonably brief description of the General Business desired to be brought before such meeting, the reasons for conducting such General Business at such meeting and any material interest in such General Business of each Proposing Person, (B) the text of the proposal or General Business (including the text of any resolutions proposed for consideration), and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or persons (including their names) in connection with the proposal of such General Business by such stockholder.

(f) At the same time or prior to the submission of any stockholder proposal of General Business to be conducted at an annual or special meeting that, if approved, could not be implemented by the Corporation without notifying or obtaining the consent or approval of any federal, state, municipal or other regulatory body, the Proposing Person shall submit to the secretary of the Corporation an analysis, satisfactory to the Board, demonstrating that the proposal will have no material detrimental effect on the business and operations of the Corporation after making the requisite notices or obtaining the requisite consents or approvals and after giving effect to the potential responses thereto.

(g) Definition of Proposing Person. For purposes of this Section 1.5, the term “Proposing Person” shall mean (A) the stockholder providing the notice of General Business proposed to be brought before an annual or special meeting, (B) the beneficial owner or beneficial owners, if different, on whose behalf the notice of General Business proposed to be brought before the annual or special meeting is made, and (C) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these bylaws) of such stockholder or beneficial owner or others acting in concert therewith.

(h) Update and Supplement of Stockholder Notice of Proposed General Business. A stockholder providing notice of General Business proposed to be brought before an annual or special meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1.5 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to any adjournment or postponement thereof) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(i) No General Business shall be conducted at a meeting of stockholders except General Business brought before the meeting in accordance with the procedures set forth in this Section 1.5; provided, however, that, once General Business has been properly brought before the meeting in accordance with such procedures, nothing in this Section 1.5 shall be deemed to preclude discussion by any stockholder of any such General Business. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty to determine whether any General Business to be brought before the meeting was proposed in accordance with the requirements and procedures set forth in this Section 1.5 and, in the event any General Business was not proposed in compliance with this Section 1.5, to declare that such General Business shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.5, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present such General Business, such General Business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(j) In order for a stockholder to propose General Business at an annual or special meeting, he or she must comply with the procedures set forth in this Section 1.5; however, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in these bylaws. Nothing in these bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement or information statement pursuant to Rule 14a-8 of the Exchange Act.

1.6 Quorum. At any meeting of stockholders, the presence in person or by proxy of the holders of a majority of the shares entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum, any officer entitled to preside at or to act as secretary of such meeting or a majority in voting interest of those stockholders present in person or by proxy may adjourn the meeting until a quorum is present. At any adjourned meeting at which a quorum is present, any action may be taken that might have been taken at the meeting as originally called. No notice of an adjourned meeting need be given if the date, time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken except that, if adjournment is for more than thirty days or if, after the adjournment, a new record date is fixed for the meeting, notice of the adjourned meeting shall be given pursuant to Section 1.4. Shares of the Corporation’s stock belonging to the Corporation (or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation are held, directly or indirectly, by the Corporation), shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any other corporation to vote any shares of the Corporation’s stock held by it in a fiduciary capacity.

1.7 Voting; Proxies. Each stockholder of record shall be entitled to one vote for every share of stock held by such stockholder of record according to the records of the Corporation. Corporate action to be taken by stockholder vote, other than the election of directors, shall be authorized by a majority of the votes cast at a meeting of stockholders, except as otherwise provided by law, the certificate of incorporation or these bylaws or the rules and regulations of any stock exchange applicable to the Corporation, in which case such different or minimum vote shall be the applicable vote on the matter. Directors shall be elected in the manner provided in Section 2.1 of these bylaws. Voting need not be by ballot unless ordered by the chairman of the meeting; however, all elections of directors shall be by written ballot, unless otherwise provided in the certificate of incorporation. Each stockholder entitled to vote at any meeting of stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person to act for him by proxy. Every proxy must be signed by the stockholder or his attorney-in-fact. No proxy shall be valid after three years from its date unless it provides otherwise. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board.

1.8 List of Stockholders. Not less than 10 days prior to the date of any meeting of stockholders, the secretary of the Corporation shall prepare a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in his name. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of not less than 10 days prior to such meeting, (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, either (i) at a place within the city where the meeting is to be held, if such place shall have been specified in the notice of the meeting, or (ii) if not so specified, at the place where the meeting is to be held. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to the stockholders of the Corporation. If the meeting is to be held at a place (rather than solely by means of remote communication), then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time thereof on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, such list shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 1.8 or to vote in person or by proxy at any meeting of the stockholders. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list.

1.9 Action by Consent Without a Meeting. No action required or permitted to be taken at any meeting of stockholders may be taken by written consent without a meeting.

2. BOARD OF DIRECTORS.

2.1 Number, Qualification, Election and Term of Directors. The business of the Corporation shall be managed by the Board. The Board shall consist of not less than three nor more than eleven members, the exact number of which shall be determined from time to time by resolution adopted by a majority vote of the directors then serving, but no decrease in the number of directors that constitutes the Board may shorten the term of any incumbent director. Subject to the rights of the holders of any series of preferred stock to elect additional directors under specified circumstances, the directors shall be divided into three (3) classes designated as Class I, Class II and Class III, respectively, as nearly equal in size as possible. Unless otherwise provided in the certificate of incorporation, directors shall be elected at each annual meeting of stockholders and shall hold office for a full term of three (3) years to succeed the directors of the class whose terms expire at such annual meeting. Each director shall also serve until the election and qualification of their respective successors, subject to the provisions of Section 2.10. As used in these bylaws, the term “entire Board” means the total number of directors which the Corporation would have if there were no vacancies on the Board. Except as provided in Section 2.11 of these Bylaws, each director shall be elected by the vote of a majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this paragraph, a majority of the votes cast means that the number of shares voted “for” a director must exceed 50% of the votes cast with respect to that director. The votes cast shall include votes to withhold authority in each case and exclude abstentions with respect to that director’s election.

2.2 Nomination of Directors.

(a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the certificate of incorporation with respect to the right of holders of preferred stock of the Corporation, if any, to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (i) by or at the direction of the Board (or any duly authorized committee thereof) or (ii) by any stockholder of the Corporation who (A) is a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner is the beneficial owner of shares of the Corporation) both on the date of the giving of the notice provided for in this Section 2.2 and at the time of the meeting (and any postponement or adjournment thereof), (B) is entitled to vote at such meeting, and (C) complies with this Section 2.2. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board at an annual or special meeting of stockholders. A stockholder may not nominate a greater number of nominees than the number to be elected at the annual meeting.

(b) In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the Corporation.

(c) In the case of an annual meeting, to be timely, a stockholder’s notice to the secretary (i) must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or sixty (60) days after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs and (ii) must be updated or supplemented at the times and in the forms required by this Section 2.2. In the case of a special meeting, to be timely, a stockholder’s notice to the secretary must be so received at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the special meeting was mailed or such public disclosure of the date of the special meeting was made, whichever first occurs and (ii) must be updated or supplemented at the times and in the forms required by this Section 2.2. In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(d) To be in proper form for purposes of this Section 2.2, a stockholder’s notice to the secretary shall set forth:

(i) Stockholder Information. As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 1.5, except that for purposes of this Section 2.2, the term “Nominating Person” shall be substituted for the term “Proposing Person”);

(ii) Information Regarding Disclosable Interests. As to each Nominating Person, any Disclosable Interests (as defined in Section 1.5, except that for purposes of this Section 2.2 the term “Nominating Person” shall be substituted for the term “Proposing Person”, and the disclosure in clause (G) of such definition of Disclosable Interests shall be made with respect to the election of directors at the meeting);

(iii) Information Regarding Proposed Nominees. As to each person whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.2 if such proposed nominee were a Nominating Person, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (C) a description of all direct and indirect compensatory, reimbursement, indemnification, payment or other agreements, arrangements or understandings during the past three years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee, his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant;

(iv) Intention to Solicit. In the event the Nominating Person intends to solicit proxies in support of nominees other than the Corporation’s nominees, a representation that the Nominating Person intends to solicit the holders of at least sixty-seven percent (67%) of the Corporation’s outstanding capital stock entitled to vote on the election of directors in support of nominees other than the Corporation’s nominees; and

(v) Rule 14a-19. A representation whether the Nominating Person intends to solicit proxies or votes in support of the nominee in accordance with Rule 14a-19 promulgated under the Exchange Act.

(e) Other Information to be Furnished by Proposed Nominees. Any proposed nominee must deliver (in accordance with the time periods prescribed for delivery of a stockholder’s notice under Section 2.2(c)) to the secretary at the principal executive offices of the Corporation a written agreement, representing, warranting and covenanting that such proposed nominee (w) is not, and will not become, a party to any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity, (1) as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation or (2) that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (x) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, (y) represents that such proposed nominee will, upon request of the Corporation, participate in one or more interviews with one or more directors within 10 calendar days after being requested to do so and (z) will comply, if elected as a director of the Corporation, with all corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation publicly disclosed or otherwise applicable to the Corporation’s directors. In addition, the Corporation may require any proposed nominee to furnish, in each case within five business days of the Corporation’s request, such other information as the Corporation may reasonably request, including without limitation, (A) as may be required by the Corporation’s directors’ and officers’ questionnaire, (B) as may reasonably be required by the Corporation to determine the qualifications of such proposed nominee to serve as a director of the Corporation, (C) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation in accordance with the Corporation’s Corporate Governance Guidelines or (D) that could be material to a reasonable stockholder’s understanding of the qualifications of such proposed nominee to serve as a director of the Corporation or the independence or lack of independence of such proposed nominee.

(f) Definition of Nominating Person. For purposes of this Section 2.2, the term “Nominating Person” shall mean (A) the stockholder providing the notice of the nomination proposed to be made at the meeting, (B) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (C) any affiliate or associate of such stockholder or beneficial owner or others acting in concert therewith.

(g) Update and Supplement of Stockholder Notice of Nominations. A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.2 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to any adjournment or postponement thereof) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). In the event that a stockholder providing notice no longer intends to solicit proxies in accordance with Rule 14a-19, such stockholder shall provide notice to the Corporation of such intention as promptly as practicable, but in no event later than would be otherwise required under this Section 2.2(g).

(h) In order for a stockholder to nominate a candidate to the Board of Directors at an annual or special meeting, he or she must comply with the procedures set forth in this Section 2.2; however, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these bylaws (including Rule 14a-19 of the Exchange Act). Nothing in these bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to and in compliance with Rule 14a-8 promulgated under the Exchange Act.

(i) A stockholder providing notice of any nomination proposed to be made shall indemnify the Corporation in respect of any loss arising as a result of any false or misleading information or statement submitted by the nominating stockholder in connection with the nomination, as provided by Section 112(5) of the Delaware General Corporation Law.

(j) No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.2. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty to determine whether a nomination to be brought before the meeting was made in accordance with the requirements and procedures set forth in this Section 2.2 (including whether the stockholder or beneficial owner or others acting in concert therewith, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee in compliance with such stockholder’s representations as required by this Section 2.2) and, in the event any proposed nomination was not so made in compliance with this Section 2.2, to declare that such nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.2, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

Notwithstanding the provisions of this Section 2.2, unless otherwise required by law, (i) no Nominating Person giving notice shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such Nominating Person has complied with Rule 14a-19 promulgated under the Exchange Act and (ii) if any Nominating Person giving notice (1) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (2) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for any persons nominated by such Nominating Person. Upon request by the Corporation, if any Nominating Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such Nominating Person shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

2.3 Quorum and Manner of Acting. A majority of the entire Board shall constitute a quorum for the transaction of business at any meeting. Action of the Board shall be authorized by the vote of a majority of the directors present at the time of the vote if there is a quorum, unless otherwise provided by law or these bylaws. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum is present.

2.4 Place of Meetings. Meetings of the Board may be held in or outside Delaware.

2.5 Annual and Regular Meetings. Annual meetings of the Board, for the election of officers and consideration of other matters, shall be held either (a) without notice immediately after the annual meeting of stockholders and at the same place, or (b) at such time and place as the chairman of the Board shall determine, on notice as provided in Section 2.7 of these bylaws. Regular meetings of the Board may be held without notice at such times and places as the Board determines. If the day fixed for a regular meeting is a legal holiday, the meeting shall be held on the next business day.

2.6 Special Meetings. Special meetings of the Board may be called by the chief executive officer of the Corporation, by the chairman of the Board or by a majority of the entire Board.

2.7 Notice of Meetings; Waiver of Notice. Notice of the time and place of each special meeting of the Board, and of each annual meeting not held immediately after the annual meeting of stockholders and at the same place, shall be given to each director by mailing it to him at his residence or usual place of business at least three days before the meeting, or by delivering it to him by electronic transmission at least two days before the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. Notice need not be given to any director who submits a signed waiver of notice before or after the meeting or who attends the meeting without protesting at the beginning of the meeting the transaction of any business because the meeting was not lawfully called or convened. Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken.

2.8 Board or Committee Action Without a Meeting. Any action required or permitted to be taken by the Board or by any committee of the Board may be taken without a meeting if all of the members of the Board or of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents by the members of the Board or the committee shall be filed with the minutes of the proceeding of the Board or of the committee.

2.9 Participation in Board or Committee Meetings by Conference Telephone. Any or all members of the Board or of any committee of the Board may participate in a meeting of the Board or of the committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

2.10 Resignation and Removal of Directors. Any director may resign at any time by delivering his resignation in writing to the chief executive officer of the Corporation or secretary of the Corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Any or all of the directors may be removed, but only for cause, by vote of the stockholders at a meeting duly called for such purpose.

2.11 Vacancies. Any vacancy in the Board, including one created by an increase in the number of directors, may be filled for the unexpired term by a majority vote of the remaining directors, though less than a quorum.

2.12 Compensation. Directors who are not executive officers of the Corporation shall receive such compensation as the Board determines, together with reimbursement of their reasonable expenses in connection with the performance of their duties. Directors who are also executive officers of the Corporation shall receive no additional compensation for service as directors. A director may also be paid for serving the Corporation, its affiliates or subsidiaries in other capacities.

3. COMMITTEES.

3.1 Executive Committee. The Board, by resolution adopted by a majority of the entire Board, may designate an Executive Committee of one or more directors which shall have such powers and duties as the Board shall determine, except as limited by section 141(c) of the Delaware General Corporation Law or any other applicable law. The members of the Executive Committee shall serve at the pleasure of the Board. All action of the Executive Committee shall be reported to the Board at its next meeting.

3.2 Other Committees. The Board, by resolution adopted by a majority of the entire Board, may designate other committees of one or more directors, which shall serve at the Board’s pleasure and have such powers and duties as the Board determines, except as limited by section 141(c) of the Delaware General Corporation Law or any other applicable law.

3.3 Committees. The following committees are hereby created, with the powers and duties hereinafter set forth.

(a) Compensation Committee. The Compensation Committee shall be comprised of two (2) or more directors (as set from time to time by resolution of a majority of the entire Board). The Compensation Committee shall fix the compensation of the chief executive officer and such other executive officers as it shall determine, shall administer any stock or other incentive compensation programs of the Corporation and shall have such other powers and duties as may be determined by the Board from time to time.

(b) Audit Committee. The Audit Committee shall be comprised of three (3) or more directors (as set from time to time by resolution of the majority of the entire Board) who are not employees of the Corporation. The Audit Committee shall have full corporate power and authority to act in respect of any matter which may develop or arise in connection with any audit or the maintenance of internal accounting controls or any other matter relating to the Corporation’s financial affairs. The Audit Committee shall review, at least once each fiscal year, the services performed and to be performed by the Corporation’s independent registered public accounting firm and the fees charged therefor, and, in connection therewith, consider the effect of any nonaudit services on the independence of such firm. The Audit Committee shall also review with the Corporation’s independent registered public accounting firm and its internal auditor the general scope of their respective audit coverages, the procedure and internal accounting controls adopted by the Corporation and any significant matters encountered by any of them and shall have such other powers and duties as may be determined by the Board from time to time.

(c) Governance Committee. The Governance Committee shall be comprised of two (2) or more directors (as set from time to time by resolution of a majority of the entire Board). The Governance Committee shall provide to the Board its recommendations regarding individuals to be considered for election as directors of the Corporation at meetings of the stockholders of the Corporation, shall address Board organizational issues and develop and review corporate governance principles applicable to the Corporation and shall have such other powers and duties as may be determined by the Board from time to time.

3.4 Rules Applicable to Committees. The Board, by vote of a majority of the entire Board, may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members present at a meeting of the committee and not disqualified, whether or not a quorum, may unanimously appoint another director to act at the meeting in place of the absent or disqualified member. All action of a committee shall be reported to the Board at its next meeting.

4. OFFICERS.

4.1 Generally. The officers of the Corporation shall be chosen by the Board and shall include a chief executive officer and a secretary. The Corporation may also have at the discretion of the Board or the chief executive officer such other officers as are desired, including without limitation a president, one or more vice presidents and a treasurer and such other officers as may be appointed in accordance with the provisions of Section 4.3 hereof. Any two or more offices may be held by the same person.

4.2 Election; Term of Office. The executive officers of the Corporation shall be elected annually by the Board, and each such officer shall hold office until the next annual meeting of the Board, and until the election of his successor, subject to the provisions of Section 4.4.

4.3 Subordinate Officers. The Board or the chief executive officer may appoint subordinate officers (including assistant secretaries and assistant treasurers), agents or employees, each of whom shall hold office for such period and have such powers and duties as the Board or the chief executive officer determines. The chief executive officer may delegate to any executive officer the power to appoint and define the powers and duties of any subordinate officers, agents or employees.

4.4 Resignation and Removal of Officers. Any officer may resign at any time by delivering his resignation in writing to the chief executive officer or secretary of the Corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Any officer appointed by the Board or appointed by an executive officer or by a committee may be removed by the Board either with or without cause, and in the case of an officer appointed by an executive officer or by a committee, by the officer or committee who appointed him or by the chief executive officer of the Corporation.

4.5 Vacancies. A vacancy in any office may be filled for the unexpired term in the manner prescribed in Section 4.2 or 4.3 of these bylaws, as appropriate, for election or appointment to the office.

4.6 Chief Executive Officer. The chief executive officer of the Corporation shall be in charge of the business and affairs of the Corporation and shall be its chief policy making officer, subject to the powers of the Board. The chief executive officer of the Corporation shall see that all orders and resolutions of the Board are carried into effect and shall perform such other duties and may exercise such other powers as may from time to time be assigned to him by the Board.

4.7 Secretary. The secretary of the Corporation shall be the secretary of, and keep the minutes of, all meetings of the Board and of the stockholders, shall be responsible for giving notice of all meetings of stockholders and of the Board, and shall keep the seal and, when appropriate, apply it to any instrument requiring it. Subject to the control of the Board, he shall have such powers and duties as the Board or the chief executive officer of the Corporation assigns to him. In the absence of the secretary of the Corporation from any meeting, the minutes shall be kept by the person appointed for that purpose by the chairman of the meeting.

4.8 President. The president of the Corporation, if one is appointed, shall perform such duties and may exercise such powers as may from time to time be assigned to him by the Board or the chief executive officer of the Corporation.

4.9 Vice President. Each vice president of the Corporation shall have such powers and duties as the chief executive officer of the Corporation assigns to him.

4.10 Treasurer. The treasurer of the Corporation shall be in charge of the Corporation’s books and accounts. The treasurer shall also perform such other duties and may exercise such other powers as may from time to time be assigned to him by the chief executive officer of the Corporation.

4.11 Salaries. Subject to the provisions of Section 3.3(a) hereof, the chief executive officer may fix the officers’ salaries.

5. SHARES.

5.1 Certificates. The Corporation’s shares shall be represented by certificates in the form approved by the Board. Each certificate shall be signed by the chief executive officer, the president or a vice president and by the secretary or an assistant secretary, or the treasurer or an assistant treasurer, and shall be sealed with the Corporation’s seal or a facsimile of the seal. Any or all of the signatures on the certificate may be a facsimile.

5.2 Transfers. Shares shall be transferable on the Corporation’s books only upon surrender of the certificate for the shares, properly endorsed. The Corporation may require satisfactory surety before issuing a new certificate to replace a certificate claimed to have been lost or destroyed.

5.3 Determination of Stockholders of Record. The Board may fix, in advance, a date as the record date for the determination of stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or to receive payment of any dividend or the allotment of any rights, or for the purpose of any other lawful action. The record date may not be more than 60 or less than 10 days before the date of the meeting or more than 60 days before any other action. If no record date is fixed by the Board, then the record date shall be as provided by applicable law. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

6. INDEMNIFICATION.

6.1 Indemnification of Officers and Directors. Each person who was or is made a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she (or a person of whom he or she is the legal representative), is or was a director or officer of the Corporation or a Reincorporated Predecessor (as defined below) or is or was serving at the request of the Corporation or a Reincorporated Predecessor (as defined below) as a director, officer or employee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law, against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. As used herein, the term “Reincorporated Predecessor” means a corporation that is merged with and into the Corporation in a statutory merger where (a) the Corporation is the surviving corporation of such merger; (b) the primary purpose of such merger is to change the corporate domicile of the Reincorporated Predecessor to Delaware.

6.2 Advancement of Expenses. The Corporation shall pay all expenses (including attorneys’ fees) incurred by such a director or officer in defending any such proceeding as they are incurred in advance of its final disposition; provided, however, that if the Delaware General Corporation Law then so requires, the payment of such expenses incurred by such a director or officer in advance of the final disposition of such proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Article 6 or otherwise; and provided, further, that the Corporation shall not be required to advance any expenses to a person against whom the Corporation directly brings a claim, in a proceeding, alleging that such person has breached his or her duty of loyalty to the Corporation, committed an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, or derived an improper personal benefit from a transaction.

6.3 Non-Exclusivity of Rights. The rights conferred on any person in this Article 6 shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, bylaw, agreement, vote or consent of stockholders or disinterested directors, or otherwise. Such rights may be greater than those provided in these bylaws, the certificate of incorporation or otherwise. Additionally, nothing in this Article 6 shall limit the ability of the Corporation, in its discretion, to indemnify or advance expenses to persons whom the Corporation is not obligated to indemnify or advance expenses pursuant to this Article 6. The Board shall have the power to delegate to such officer or other person as the Board shall specify the determination of whether indemnification shall be given to any person pursuant to this Section 6.3.

6.4 Effect of Amendment. Any amendment, repeal or modification of any provision of this Article 6 shall be prospective only, and shall not adversely affect any right or protection conferred on a person pursuant to this Article 6 and existing at the time of such amendment, repeal or modification.

7. MISCELLANEOUS.

7.1 Seal. The Board shall adopt a corporate seal, which shall be in the form of a circle and shall bear the Corporation’s name and the year and state in which it was incorporated.

7.2 Fiscal Year. The Board may determine the Corporation’s fiscal year. Until changed by the Board, the Corporation’s fiscal year shall be the calendar year.

7.3 Voting of Shares in Other Corporations. Shares in other corporations which are held by the Corporation may be represented and voted by the chief executive officer, the president or a vice president of this Corporation or by proxy or proxies appointed by one of them. The Board may, however, appoint some other person to vote the shares.

7.4 Amendments. The affirmative vote of a majority of the entire Board shall be required to adopt, amend, alter or repeal the Corporation’s bylaws. The Corporation’s bylaws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least a majority of the voting power of the shares entitled to vote at an election of directors, at a meeting duly called for such purpose.

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